UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2006

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Utah
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6033 W. Century Blvd, Suite 1090, Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

(310) 670-7911
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

Introductory Note

On August 3, 2006, Global Clean Energy Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (“2006 8-K”) concerning the Company’s entry into a Definitive Master Agreement, dated July 29, 2006 (the “Agreement”), by and between Eucodis Forschungs-und Entwicklungs GmbH (“Eucodis”) and MDI Oncology, Inc., a wholly owned subsidiary of the Company (“MDIO”). Pursuant to the Agreement, MDIO granted to Eucodis the exclusive license (“License”) to develop, manufacture and commercialize MDIO’s formestane cream product in the European Union and certain surrounding countries.

In connection with the Company’s request for confidential treatment of certain portions of the Agreement, the Company filed a redacted copy of the Agreement as Exhibit 10.1 to the 2006 8-K.

Termination of License

Section 4.5(d) of the Agreement provides that MDIO may terminate the License in the event that Eucodis discontinues or suspends business operations. In March 2007, the Company was informed that Eucodis had suspended business operations, and pursuant to Section 4.5(d) of the Agreement, MDIO terminated the License upon written notice to Eucodis. As a result, the Company no longer wishes to pursue confidential treatment of the Agreement.

This amended Current Report on Form 8-K (the “Amended 2006 8-K”) is being filed to include an unedited version of the Agreement as an exhibit to this Amended 2006 8-K. The summary of the Agreement set forth above is qualified by reference to such exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Definitive Master Agreement dated July 29, 2006, by and between Eucodis Forschungs-und Entwicklungs GmbH and MDI Oncology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2008	GLOBAL CLEAN ENERGY HOLDINGS, INC.

	By:	/s/ BRUCE K. NELSON
Bruce K. Nelson,
Chief Financial Officer